Exhibit 99.(p)(v)

TOBAM Code of ethics

Introduction

The Investment Company Act of 1940 (“Advisers Act”) requires all investment advisors registered with the Securities and Exchange Commission (“SEC”) to adopt codes of ethics that set forth standards of conduct and require compliance with Federal Securities Laws.

This Code of Ethics (the “Code”) is intended to reflect fiduciary principals that govern the conduct of TOBAM and all of their employees, directors and officers (together, “employees”). The Code consists of policies regarding standards of conduct and compliance with laws, rules and regulations, protection of material non-public information and personal securities trading. The Code is intended to reflect fiduciary principals that govern the conduct of TOBAM and all of its employees, directors and officers (together, “employees”).

All employees are responsible for reviewing and adhering to this Code of ethics and all company compliance policies and procedures. TOBAM and its employees must comply with all of the laws, rules and regulations applicable to its business, including among others the “Règlement gènèral de l’AMF” and the Federal Securities Laws of the United States.

TOBAM claims compliance with the CFA Institute Asset Manager Code of Professional Conduct. This claim has not been verified by CFA Institute.

TOBAM has compliance procedures designed specifically to meet applicable laws and regulations. All employees are responsible for reviewing and adhering to this Code of ethics and all company’s procedures, policies and guidelines.

Although each employee is not expected to know the details of each law governing TOBAM’s business, he or she is expected to be familiar with and comply with TOBAM’s procedures, policies and guidelines, as they apply to his or her business unit and, when in doubt, to seek advice from the Compliance officer.

Every year, employees fill an acknowledgement form which states he or she has access and understands the Code and all other applicable procedures.

Forms may be found in the Appendix.

The most updated versions of the procedures are available on TOBAM’s internal network: in each operational file, in a log named “Procedures - [Name of service]”. A procedure summary located under “G:\Legal&Compliance\2. COMPLIANCE\2. Procedures” identifies all TOBAM’s procedures and their location.

I.                                        Protection of material non-public information

Employees are reminded that they must review the confidentiality of information section of the Code of ethics and the procedures and policies of the Compliance manual on the prevention of misuse of material non-public information “the market abuse transaction policy: procedure for suspicious transaction reporting” in particular. It is unlawful to trade in any security on the basis of material non-public (or inside) information or to disclose such information to others who may profit from it. This applies to all types of securities, including equities, options, debt, and mutual Funds. Generally, material information is any information that an investor would likely consider important in deciding whether to buy, sell or hold securities or that could affect the market price of the securities. Employees are prohibited from disclosing inside information to anyone except those who have a need to know it in order to fulfil their responsibilities to TOBAM and in accordance with company’s policy. Employees are also required to take steps to protect the confidentiality of inside information. If you have or receive information and are unsure whether it is within the definition of inside information or whether its release might be contrary to a fiduciary or other obligation, contact the Compliance officer prior to disclosing any such information.

II.                              Unlawful actions:

It is unlawful for any affiliated person of or principal underwriter for a fund, or any affiliated person of an investment adviser of or principal underwriter for a fund, in connection with the purchase or sale, directly or indirectly, by the person of a security held or to be acquired by the fund:

•             To employ any device, scheme or artifice to defraud the fund;

•             To make any untrue statement of a material fact to the fund or omit to state a material fact necessary in order to make the statements made to the fund, in light of the circumstances under which they are made, not misleading;

•             To engage in any act, practice or course of business that operates or would operate as a fraud or deceit on the fund; or

•             To engage in any manipulative practice with respect to the fund.

III.                         Personal Securities trading and Access Persons

1. Definitions

“Access Person” refers to employees who are in a position to exploit information about client transactions or holdings. If the firm’s primary business is providing investment advice, then all of its directors, officers and partners are presumed to be Access Persons. Based on this definition, all employees are Access Persons.

“Access Person Related” refers to Access Person’s household members. It includes employee’s spouse, domestic partner or dependent children and/or stepchildren, or any other person for whom the employee provides material financial support, or in which the relevant person has a beneficial or controlling interest. The definition is further extended to a relative who has shared the same household as the employee in the previous year, corporate and/or other partnerships where the employee owns, directly or by way of control, more than 20% of the voting rights or capital.

“Automatic Investment Plan” means a program in which regular periodic purchases (or withdrawals) are made automatically in (or from) investment accounts in accordance with a predetermined schedule and allocation. An Automatic Investment Plan includes a dividend reinvestment plan.

“Beneficial Ownership” generally means having a direct or indirect financial or economic interest in a Security, including an interest through members of employee’s household. It includes employee’s spouse, domestic partner or dependent children and/or stepchildren, or any other person for whom the employee provides material financial support, or in which the relevant person has a beneficial or controlling interest. The definition is further extended to a relative who has shared the same household as the employee in the previous year, corporate and/or other partnerships where the employee owns, directly or by way of control, more than 20% of the voting rights or capital.

“Federal Securities Laws” means the Securities Act of 1933, the Securities Exchange Act of 1934, the Sarbanes-Oxley Act of 2002, the Investment Company Act of 1940, the Investment Advisers Act of 1940, Title V of the Gramm-Leach-Bliley Act, any rules adopted by the Commission under any of these statutes, the Bank Secrecy Act as it applies to Funds and investment advisers, and any rules adopted thereunder by the Commission or the Department of the Treasury.

“Fund” means an investment company registered under the Investment Company Act or any Fund or segregated account for which TOBAM serves as an investment adviser as defined in section

2(a)(20) of the Investment Company Act of 1940 (i.e. in most cases TOBAM must be approved by the Fund’s board of directors before TOBAM can serve); or ii. Any Fund whose investment adviser or principal underwriter controls TOBAM, is controlled by TOBAM, or is under common control with TOBAM. For purposes of this definition, control has the same meaning as it does in section 2(a)(9) of the Investment Company Act of 1940.

“Purchase or Sale of a Security” includes, among other things, the writing of an option to purchase or sell a Security.

“Reportable Security” means all type of Securities, except 6 types:

•                  Transactions and holdings in direct obligations of the Government of the United States.

•                  Money market instruments — bankers’ acceptances, bank certificates of deposit, commercial paper, repurchase agreements and other high quality short-term debt instruments.

•                  Shares of money market Funds.

•                  Transactions and holdings in shares of other types of mutual Funds, unless the adviser or a control affiliate acts as the investment adviser or principal underwriter for the Fund.

•                  Transactions in units of a unit investment trust if the unit investment trust is invested exclusively in unaffiliated mutual Funds.

•                  Securities issued by TOBAM’s group.

“Security Held or to be Acquired by a Fund “means: i. Any covered Security which, within the most recent 7 days: (A) Is or has been held by the Fund; or (B) is being or has been considered by the Fund or its investment adviser for purchase by the Fund; and ii. Any option to purchase or sell, and any Security convertible into or exchangeable for, a covered Security described in paragraph (a)(10)(i) of this section.

“Security” means any note, stock, treasury stock, Security future, bond, debenture, evidence of indebtedness, certificate of interest or participation in any profit-sharing agreement, collateral-trust certificate, preorganization certificate or subscription, transferable share, investment contract, voting-trust certificate, certificate of deposit for a Security, fractional undivided interest in oil, gas, or other mineral rights, any put, call, straddle, option, or privilege on any Security (including a certificate of deposit) or on any group or index of Securities (including any interest therein or based on the value thereof), or any put, call, straddle, option, or privilege entered into on a national Securities exchange relating to foreign currency, or, in general, any interest or instrument commonly known as a “Security”, or any certificate of interest or participation in, temporary or interim certificate for, receipt for, guarantee of, or warrant or right to subscribe to or purchase, any of the foregoing.

“US Initial Public Offering” means an offering of Securities registered under the Securities Act of 1933, the issuer of which, immediately before the registration, was not subject to the reporting requirements of sections 13 or 15(d) of the Securities Exchange Act of 1934.

“US Limited Offering” means an US offering that is exempt from registration under the Securities Act of 1933 pursuant to section 4(2) or section 4(6) or pursuant to Rule 504, Rule 505, or Rule 506 of this chapter.

2. Annual and quarterly reports

All employees must be familiar with and abide by all employee trading policies and procedures.

Access Persons are responsible for notifying Access Persons Related of their responsibilities. When joining TOBAM, employees are required to disclose the existence of all Access Persons and Access Persons Related accounts. This obligation continues throughout the course of employment with the firm.

The reports are located:

•             On the network under Confidential records: G \ Archives confidentielles \ contrôle interne \ Employees compliance \ Employees compliance files

•             In the lock room for original forms if applicable.

Rule 204A-1 of the Advisers Act requires all “Access Persons” of an investment advisor registered with the SEC to report, and the investment advisor to review, all of their personal Securities transactions and holdings and those in which they have a Beneficial Ownership interest periodically. Moreover, employees must supply on a timely basis copies of periodic statements for all Securities accounts.

All reports will be reviewed and preserved confidentially by the Compliance officer.

1) Initial and annual holdings reports.

A “holdings report” must contain:

•             the title and type of all Securities beneficially owned by the access person, and as applicable the exchange ticker symbol or ISIN number, number of Securities, and principal amount of each reportable Security in which the employee has any direct or indirect “Beneficial Ownership”;

•             the name of any broker/dealer, or bank with which the access person maintains an account in which any Funds are held for the access person’s direct or indirect benefit; and

•             the date the access person submits the report.

The access person must submit the holdings report to the Compliance officer:

•             no later than 10 days after the person becomes an access person, and the information must be current as of a date no more than 45 days prior to the date the person becomes an employee, and

•             thereafter, at least once each 12 month period no later than the end of the first calendar quarter, and the information must be current as of a date no more than 45 days before the report is submitted.

2) Quarterly transaction reports

Each quarterly transaction report must contain, at a minimum, the following information about each quarterly transaction involving a reportable Security in which the Access Person had, or as a result of the transaction acquired, any direct or indirect Beneficial Ownership during the quarter:

•             the date of each transaction, the title, and as applicable the exchange ticker symbol or ISIN number, number of Securities and principal amount of each Security involved;

•             the nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition);

•             the price of the Security at which the transaction was effected; the name of the broker, dealer, bank, or mutual Fund company with or through which the transaction was effected;

•             the date that the report is submitted by the access person; and

•             the date the account was established (for any new accounts).

Timing of quarterly transaction reports: each access person must submit his/her quarterly transaction report no later than 30 days after the end of each calendar quarter.

3) Exceptions from reporting requirements.

An employee does not have to furnish a report if:

•             The Securities are held in accounts over which the Access Person had no direct or indirect influence or control.

•             Transactions in Securities are affected pursuant to an automatic investment plan.

3.              Pre-approval of transactions

Access Persons and Access Persons Related are prohibited from effecting transactions on the basis of material, non-public information (“inside information”) or proprietary to the company information, such as knowledge of a pending order. They are also strictly prohibited from trading in any Securities or related instruments of subject companies if they have knowledge of an impending research publication.

Any employee who is unsure whether he or she is in possession of information that would preclude trading in Securities of a particular issuer should contact the Compliance officer.

Access Persons and Access Persons Related must obtain approval prior to placing an order for a Reportable Security. Pre-approval can be obtained by seeking approval from the Compliance officer.

In general the Compliance officer will request that employees allow up to three hours for compliance to authorize orders before they may be placed.

The pre-approval remains valid during 3 days.

4.              Prohibitions and obligations when trading

The following are prohibited:

•                  Directly or indirectly acquiring Beneficial Ownership in any Securities in a US Initial Public Offering or a US Limited Offering with the meaning defined previously;

•                  Executing a Securities transaction on a day during which a Fund has a pending “buy” or “sell” order in that same Security until that order is executed or withdrawn. (black-out period);

•                  Purchasing or selling a Security within seven (7) working days after a transaction in that Security by the Fund (black-out period). The date to take into consideration is the trade date.

If trades occur within the black-out period, they should be unwound. If unwinding is not possible, then all profits from the trading should be disgorged to a charitable organization.

Employees must not use their work tools for personal orders and, in order to increase segregation of working tools and time, should avoid sending any order while employees’ local markets are open.

Access Persons and Access Persons Related must hold investments for a minimum of thirty (30) calendar days after purchase. Special situation cases (related to the market, to the Securities or to the employee) may be examined by the Compliance officer.

IV.                               Consequences for failure to comply and reporting certain conduct

Employees can be subject to discipline up to and including termination of employment if he or she violates this Code and its component parts, which includes the Code of ethics and the Compliance manual appended to this Code of ethics. If you know of, or reasonably believe there is a violation of applicable laws or this Advisor Code, you must report that information immediately to the Compliance officer. Anyone who in good faith raises an issue regarding a possible violation of law, regulation or company policy or any suspected illegal or unethical behaviour will be protected from retaliation, and their report will be handled confidentially.

V.                                    Recordkeeping

Rule 204-2(a) (12) and (13) of the Advisers Act require advisors to keep copies of all relevant material relating to the Advisor Code, including: (i) copies of this Code as adopted and implemented and as in effect, or at any time within the past ten years was in effect; (ii) a record of any violation of this Code and any actions taken as a result of the violation; (iii) a record of all written acknowledgments of persons who are, or within the past ten years were, supervised persons of TOBAM; (iv) a record of each report required to be made by an Access Person; (v) a record of the names of all persons who are, or within the past ten years were, access persons; and (vi) a record of any decision, and the facts supporting such decision, to approve the acquisition of Securities by Access Persons for at least ten years after the end of the fiscal year in which the approval was granted. TOBAM also will maintain records relating to this Code as required by Rule 17j-1 under the Investment Company Act of 1940. The Compliance officer will maintain these reports.

APPENDIX

Initial Compliance Acknowledgement Form

I acknowledge that I have ongoing access to the policies, procedures, codes and compliance manual (collectively, the “Procedures”) of TOBAM SAS (“TOBAM”). In addition, I have read and understand the relevant portions of all procedures applicable to my position with TOBAM or TNA. I will take note of any updates provided by Compliance.

If I had any questions concerning the Procedures and my responsibilities under those Procedures, I have raised them with TOBAM’s Compliance department and received satisfactory answers to my questions.

I understand that any violation(s) of the Procedures is grounds for immediate disciplinary action, including termination of employment, and may constitute a violation of applicable laws and regulations.

I will comply with all applicable policies and procedures.

Email Signature:

Annual Compliance Acknowledgement Form

I acknowledge that I have ongoing access to the policies, procedures, codes and compliance manual (collectively, the “Procedures”) of TOBAM SAS (“TOBAM”). In addition, I have read and understand the relevant portions of all procedures applicable to my position with TOBAM or TNA. I will take note of any updates provided by Compliance.

If I had any questions concerning the Procedures and my responsibilities under those Procedures, I have raised them with TOBAM’s Compliance department and received satisfactory answers to my questions.

I understand that any violation(s) of the Procedures is grounds for immediate disciplinary action, including termination of employment, and may constitute a violation of applicable laws and regulations.

I will comply with all applicable policies and procedures.

I state that I have complied with all of the policies and procedures during the past year.

Email Signature:

Initial Holdings Report

This form must be completed by each employee, officer or director of the TOBAM Group of

Companies

Within 10 days of becoming an Access Person.

The following list, which is current as of the date indicated below, accurately reflects the reportable securities* in which I have any direct or indirect beneficial ownership**.

Name & identifier (isin, ticker...)	Securities’ type (equity, bonds...)	Number of shares	Global amount	Executing bank or broker / dealer

*Reportable Security means all type of securities, except:

•                                     Transactions and holdings in direct obligations of the Government of the United States.

•                                     Money market instruments — bankers’ acceptances, bank certificates of deposit, commercial paper, repurchase agreements and other high quality short-term debt instruments.

•                                     Shares of money market funds.

•                                     Transactions and holdings in shares of other types of mutual funds, unless the adviser or a control affiliate acts as the investment adviser or principal underwriter for the fund.

•                                     Transactions in units of a unit investment trust if the unit investment trust is invested exclusively in unaffiliated mutual funds.

•                                     Securities issued by TOBAM’s group.

** “Beneficial Ownership” generally means having a direct or indirect financial or economic interest in a Security, including an interest through members of your household. It includes employee’s spouse, domestic partner or dependent children and/or stepchildren, or any other person for whom the employee provides material financial support, or in which the relevant person has a beneficial or controlling interest. The definition is further extended to a relative who has shared the same household as the employee in the previous year, corporate and/or other partnerships where the employee owns, directly or by way of control, more than 20% of the voting rights or capital.

The following list account(s) over which I have direct or indirect influence or control and in which securities (including securities which are not considered Reportable Securities) are held for the direct or indirect benefit of a beneficial owner:

I certify that the foregoing information is current as of the date indicated above.

Email Signature:

Annual Holdings Report

This form must be completed by each employee, officer or director of the TOBAM Group of Companies
Within 30 days of each calendar year-end.

The following list, which is current as of the date indicated below, accurately reflects the reportable securities* in which I have any direct or indirect beneficial ownership**.

Name & identifier (isin, ticker...)	Securities’ type (equity, bonds...)	Number of shares	Global amount	Executing bank or broker / dealer

*Reportable Security means all type of securities, except:

•                                     Transactions and holdings in direct obligations of the Government of the United States.

•                                     Money market instruments — bankers’ acceptances, bank certificates of deposit, commercial paper, repurchase agreements and other high quality short-term debt instruments.

•                                     Shares of money market funds.

•                                     Transactions and holdings in shares of other types of mutual funds, unless the adviser or a control affiliate acts as the investment adviser or principal underwriter for the fund.

•                                     Transactions in units of a unit investment trust if the unit investment trust is invested exclusively in unaffiliated mutual funds.

•                                     Securities issued by TOBAM’s group.

** “Beneficial Ownership” generally means having a direct or indirect financial or economic interest in a Security, including an interest through members of your household. It includes employee’s spouse, domestic partner or dependent children and/or stepchildren, or any other person for whom the employee provides material financial support, or in which the relevant person has a beneficial or controlling interest. The definition is further extended to a relative who has shared the same household as the employee in the previous year, corporate and/or other partnerships where the employee owns, directly or by way of control, more than 20% of the voting rights or capital

The following list account(s) over which I have direct or indirect influence or control and in which securities (including securities which are not considered Reportable Securities) are held for the direct or indirect benefit of a beneficial owner:

I certify that the foregoing information is current as of the date indicated above.

Email Signature:

Quarterly Transactions and Brokerage Account Report
This form must be completed by each employee, officer or director of the TOBAM Group of
Companies
Within 30 days of each calendar quarter.

During the quarter referred to above, the following transactions were effected in Reportable Securities* in which I had, or by reason of such transaction acquired, Beneficial Ownership**, and which are required to be reported pursuant to the TOBAM Code of Ethics:

Date	Nature of transaction (buy, sell...)	Name & identifier (isin, ticker...)	Securities’ type (equity, bonds...)	Number of shares	Price	Global amount	Executing bank or broker / dealer

*Reportable Security means all type of securities, except:

•                                Transactions and holdings in direct obligations of the Government of the United States.

•                                Money market instruments — bankers’ acceptances, bank certificates of deposit, commercial paper, repurchase agreements and other high quality short-term debt instruments.

•                                Shares of money market funds.

•                                Transactions and holdings in shares of other types of mutual funds, unless the adviser or a control affiliate acts as the investment adviser or principal underwriter for the fund.

•                                Transactions in units of a unit investment trust if the unit investment trust is invested exclusively in unaffiliated mutual funds.

•                                Securities issued by TOBAM’s group.

** “Beneficial Ownership” generally means having a direct or indirect financial or economic interest in a Security, including an interest through members of your household. It includes employee’s spouse, domestic partner or dependent children and/or stepchildren, or any other person for whom the employee provides material financial support, or in which the relevant person has a beneficial or controlling interest. The definition is further extended to a relative who has shared the same household as the employee in the previous year, corporate and/or other partnerships where the employee owns, directly or by way of control, more than 20% of the voting rights or capital.

The following list account(s) over which I have direct or indirect influence or control and in which securities (including securities which are not considered Reportable Securities) were established during the quarter referenced above for the direct or indirect benefit of a beneficial owner:

Name of Broker, Dealer or Bank	Date of, Account’s Establishment

I certify that the foregoing information is current as of the date indicated above.

Email Signature:

Personal Investment Report

This form must be completed by each employee, officer or director of the TOBAM Group of companies seeking a pre-approval concerning transactions on securities.

The following potential operations require to be reported pursuant to the TOBAM Code of Ethics. As a consequence, I wish to seek a pre-approval before performing transactions implying reportable securities* in which I have, or by reason of such transaction will acquire, beneficial ownership**.

Date	Nature of transaction (buy, sell...)	Name & identifier (isin, ticker...)	Number of shares	Global amount	Executing bank or broker / dealer

*Reportable Security means all type of securities, except:

•                                Transactions and holdings in direct obligations of the Government of the United States.

•                                Money market instruments — bankers’ acceptances, bank certificates of deposit, commercial paper, repurchase agreements and other high quality short-term debt instruments.

•                                Shares of money market funds.

•                                Transactions and holdings in shares of other types of mutual funds, unless the adviser or a control affiliate acts as the investment adviser or principal underwriter for the fund.

•                                Transactions in units of a unit investment trust if the unit investment trust is invested exclusively in unaffiliated mutual funds.

•                                Securities issued by TOBAM’s group.

** “Beneficial Ownership” generally means having a direct or indirect financial or economic interest in a Security, including an interest through members of your household. It includes employee’s spouse, domestic partner or dependent children and/or stepchildren, or any other person for whom the employee provides material financial support, or in which the relevant person has a beneficial or controlling interest. The definition is further extended to a relative who has shared the same household as the employee in the previous year, corporate and/or other partnerships where the employee owns, directly or by way of control, more than 20% of the voting rights or capital

Email Signature: